                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                                             WAVE SYSTEMS CORP.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                               WAVE SYSTEMS CORP.
                              480 PLEASANT STREET
                            LEE, MASSACHUSETTS 01238

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 2001

TO THE STOCKHOLDERS OF WAVE SYSTEMS CORP.:

    Notice is hereby give that the 2001 Annual Meeting of Stockholders of Wave Systems Corp. (the "Company") will be held at 4 p.m. on Monday, June 25, 2001 at The New York Helmsley Hotel, 212 East 42nd Street, New York, New York, for the following purposes:

    1. TO RE-ELECT PETER J. SPRAGUE, JOHN E. BAGALAY, JR., NOLAN BUSHNELL, GEORGE GILDER, JOHN E. MCCONNAUGHY, JR., MICHAEL SEEDMAN AND STEVEN SPRAGUE AS DIRECTORS OF THE COMPANY TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED; AND

    2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

    The Board of Directors has fixed the close of business on May 1, 2001 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the 2001 Annual Meeting of Stockholders and at any adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          /s/ Gerard T. Feeney
                             ---------------------------------------------------

                                          Gerard T. Feeney
                                          SECRETARY

Lee, Massachusetts
May 25, 2001

       YOUR VOTE IS IMPORTANT
       IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                               WAVE SYSTEMS CORP.
                              480 PLEASANT STREET
                            LEE, MASSACHUSETTS 01238

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                      2001 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 25, 2001

GENERAL

    This Proxy Statement is being furnished to the holders of the common stock, $.01 par value per share (the "Common Stock") of Wave Systems Corp., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies for use at the 2001 Annual Meeting of Stockholders to be held on Monday, June 25, 2001 (the "Annual Meeting") commencing at 4 p.m., at The New York Helmsley Hotel, 212 East 42nd Street, New York, New York, and at any adjournments or postponements thereof. The matters to be considered and acted upon at the meeting are described below in this Proxy Statement.

    The principal executive offices of the Company are located at 480 Pleasant Street, Lee, Massachusetts 01238. The approximate mailing date of this Proxy Statement and the accompanying proxy is May 25, 2001.

VOTING RIGHTS AND VOTES REQUIRED

    Only stockholders of record at the close of business on May 1, 2001 will be entitled to notice of, and to vote at, the Annual Meeting. As of April 26, 2001, the Company had outstanding 49,458,002 shares of Class A Common Stock and 564,211 shares of Class B Common Stock. Each stockholder is entitled to one vote for each share of common stock held on the matters to be considered at the Annual Meeting. The holders of a majority of the outstanding shares will constitute a quorum for the transaction of business at the meeting. Shares of common stock present in person, or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

    The affirmative vote of the holders of a plurality of the shares of common stock present or represented at the meeting is required for the election of directors. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

    The accompanying proxy may be revoked at any time before it is exercised by giving a later proxy, notifying the Secretary of the Company in writing, or voting in person at the meeting.

STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED BY THE PROXY. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

    The Company's Annual Report, including financial statements for the fiscal year ended December 31, 2000, has been mailed to stockholders concurrent with the mailing of this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information concerning the beneficial ownership of the Company's Class A and Class B Common Stock as of April 26, 2001 (except as otherwise noted) by (i) each stockholder who is known by the Company to own beneficially more than five percent of the outstanding Class A or Class B Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table below, and (iv) all directors and executive officers of the Company as a group. Holders of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company. Holders of Class B Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, except that holders of Class B Common Stock will have five votes per share in cases where one or more directors are nominated for election by persons other than the Company's Board of Directors and where there is a vote on any merger, consolidation or other similar transaction which is not recommended by the Company's Board of Directors. In addition, holders of Class B Common Stock will have five votes per share on all matters submitted to a vote of the stockholders in the event that any person or group of persons acquires beneficial ownership of 20% or more of the outstanding voting securities of the Company. Shares of Class B Common Stock are convertible into shares of Class A Common Stock on a one-for-one basis at the option of the holder.

                                                                                                PERCENT OF
                              NUMBER OF SHARES               NUMBER OF SHARES                 ALL OUTSTANDING
                              OF CLASS A COMMON   PERCENT    OF CLASS B COMMON   PERCENT OF       COMMON
BENEFICIAL OWNER(1)            STOCK OWNED(2)     OF CLASS      STOCK OWNED        CLASS         STOCK(3)
-------------------           -----------------   --------   -----------------   ----------   ---------------
Peter J. Sprague(4).........      1,599,334         3.1           381,065           67.5            3.8
John E. Bagalay, Jr.(5).....        106,000           *                 0              *              *
Nolan Bushnell (6)..........         32,000           *             4,316              *              *
George Gilder(7)............        186,000           *             2,000              *              *
John E. McConnaughy,
  Jr.(8)....................         46,750           *                 0              *              *
Michael Seedman(9)..........         32,000           *                 0              *              *
Steven Sprague(10)..........      1,186,057         2.3            42,102            7.5            2.3
Gerard T. Feeney (11).......        550,000         1.1                 0              *            1.0
All executive officers and
  directors as a group (8
  persons)(12)..............      3,738,891         7.2           429,483           76.1            8.0

------------------------

*   Less than one percent.

 (1) Each individual or entity has sole voting and investment power, except as otherwise indicated.

 (2) Does not include shares of Class A Common Stock issuable upon the conversion of Class B Common Stock.

 (3) In circumstances where the Class B Common Stock has five votes per share, the percentages of total voting power would be as follows: Peter J. Sprague, 6.4%; John E. Bagalay, Jr., less than 1%; Nolan Bushnell, less than 1%; George Gilder, less than 1%; John E. McConnaughy, Jr., less than 1%; Michael Seedman, less than 1%; Steven Sprague, 2.5%; Gerard T. Feeney, 1%; and all Executive Officers and Directors as a group, 10.7%.

 (4) Includes 852,500 shares, of Class A Common Stock which are subject to options presently exercisable or exercisable within 60 days. Also includes 320,000 shares of Class B Common Stock held in trust for the benefit of Mr. Peter J. Sprague's adult children, and for which Mr. Peter J. Sprague is a trustee.

 (5) Includes 102,000 shares of Class A Common Stock which are subject to options presently exercisable.

 (6) Includes 32,000 shares of Class A Common Stock which are subject to options presently exercisable.

 (7) Includes 182,000 shares of Class A Common Stock which are subject to options presently exercisable

 (8) Includes 20,000 shares of Class A Common Stock which are subject to options presently exercisable.

 (9) Includes 12,000 shares of Class A Common Stock which are subject to options presently exercisable.

 (10) Includes 969,505 shares of Class A Common Stock which are subject to options presently exercisable or exercisable within 60 days. Also includes 37,102 shares of Class B Common Stock held in trust for the benefit of Mr. Steven Sprague's family, and for which Mr. Steven Sprague is a trustee.

 (11) Includes 350,000 shares of Class A Common Stock which are subject to options presently exercisable or exercisable within 60 days.

 (12) Includes 2,520,005 shares of Class A Common Stock which are subject to options presently exercisable or exercisable within 60 days.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

    At the Annual Meeting, seven directors are to be elected, each to hold office until the next annual meeting of stockholders and until his respective successor has been duly elected and qualified. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted "FOR" the election as directors of each of the following nominees. In the event that any nominee declines or is unable to serve, the proxy solicited herewith may be voted for the election of another person in his stead at the discretion of the proxies. The Board of Directors has no reason to believe that any of the nominees will not be available to serve. Set forth below is the name and age of each nominee, their position with the Company, if any, the year in which each first became a director, the principal occupation and employment of each over the last five years and other directorships, if any. Each nominee is currently a director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

INFORMATION REGARDING THE NOMINEES FOR DIRECTOR

                                         BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION OR
                                       EMPLOYMENT DURING PAST 5 YEARS; POSITIONS HELD WITH  DIRECTOR
NAME                          AGE               WAVE SYSTEMS; OTHER DIRECTORSHIPS            SINCE
----                        --------   ---------------------------------------------------  --------
Peter J. Sprague(1)(4)....     62      Chairman of the Board since 1988; Chief Executive      1988
                                       Officer of the Company from July 1991 to March
                                       2000; Chairman of Silicon Film Technologies, Inc.
                                       since August 1998; Director of WaveXpress, (a
                                       majority-owned subsidiary of the Company),
                                       EnLighten Software, Inc., uWink.com, Inc., NewCore
                                       Networks, Inc., Gigamerica.com and SemEquip, Inc.;
                                       Trustee of the Strang Clinic; Member of Academy of
                                       Distinguished Entrepreneurs, Babson College. Mr.
                                       Sprague is the father of Steven Sprague, President
                                       and Chief Executive Officer of the Company.

John E. Bagalay, Jr.,.....     67      Senior Advisor to the Chancellor of Boston             1993
  Ph.D.(1)(2)(3)(4)                    University since January 1998; Chief Operating
                                       Officer and Chief Financial Officer of Eurus
                                       Technologies, Inc. since January 1999; President
                                       and CEO of Cytogen Corporation from January 1998 to
                                       January 1999 and Chief Financial Officer from
                                       October 1997 to September 1998; Managing Director,
                                       Community Technology Fund, venture capital
                                       affiliate of Boston University from September 1989
                                       to December 1997; former General Counsel of Lower
                                       Colorado River Authority, Texas Commerce
                                       Bancshares, Inc. and Houston First Financial Group;
                                       Director of Cytogen Corporation, AES, Inc., and
                                       several privately held companies.

Nolan Bushnell (3)........     58      Chairman and Chief Executive Officer of uWink.com,     1999
                                       Inc. since December 1999 where he is leading the
                                       development of streaming media distribution models
                                       for internet entertainment; Director of Strategic
                                       Development of Playnet Technology Corp. from 1995
                                       to 1997.

George Gilder(4)..........     61      Chairman of the Executive Committee of the Company     1993
                                       since 1996; Senior Fellow at the Discovery
                                       Institute in Seattle, Washington; author of nine
                                       books, including LIFE AFTER TELEVISION, MICROCOSM,
                                       THE SPIRIT OF ENTERPRISE and WEALTH AND POVERTY;
                                       contributing editor to Forbes Magazine; Director
                                       and President of Gilder Technology Group, Inc.
                                       (publisher of monthly technology reports); former
                                       chairman of the Lehrman Institute Economic
                                       Roundtable; former Program Director for the
                                       Manhattan Institute; recipient of White House award
                                       for Entrepreneurial Excellence from President
                                       Reagan.

                                         BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION OR
                                       EMPLOYMENT DURING PAST 5 YEARS; POSITIONS HELD WITH  DIRECTOR
NAME                          AGE               WAVE SYSTEMS; OTHER DIRECTORSHIPS            SINCE
----                        --------   ---------------------------------------------------  --------
John E. McConnaughy, Jr...     72      Chairman and Chief Executive Officer of JEMC           1988
  (1)(2)(3)(4)                         Corporation; Director of Riddell Sports Inc.,
                                       Levcor International, Inc., Fortune Natural
                                       Resources, Inc., and Mego Financial Corp. Mr.
                                       McConnaughy is also a member of the Board of
                                       Trustees of the Strang Clinic and the Chairman
                                       Emeritus of the Board of the Harlem School of the
                                       Arts.

Michael S. Seedman........     44      Independent business entrepreneur since 1997;          2000
                                       Senior Vice President and general manager of the
                                       Personal Communications Division of U.S. Robotics
                                       from 1993 to 1997 where he focused on the design,
                                       manufacture and sale of modems; President of
                                       Practical Peripherals from 1989 to 1993; Director
                                       of Western Multiplex Corp. and Digi International.

Steven Sprague............     36      President and Chief Executive Officer of the           1997
                                       Company since March 2000; President and Chief
                                       Operating Officer of the Company from May 1996 to
                                       March 2000; President of Wave Interactive Network
                                       from June 1995 to December 30, 1996; Chairman of
                                       the Board of Directors of WaveXpress, (a
                                       majority-owned subsidiary of the Company). Mr.
                                       Sprague is the son of Peter J. Sprague, Chairman of
                                       the Company

BIOGRAPHICAL INFORMATION REGARDING EXECUTIVE OFFICER WHO IS NOT A DIRECTOR

                                          BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION OR
                                      EMPLOYMENT DURING PAST 5 YEARS; POSITIONS HELD WITH WAVE   OFFICER
NAME                        AGE                     SYSTEMS; OTHER DIRECTORSHIPS                  SINCE
----                      --------   ----------------------------------------------------------  --------
Gerard T. Feeney             42      Secretary of the Company since February 1999, Senior Vice     1998
                                     President of Finance and Administration, and Chief
                                     Financial Officer of the Company since June 1998; Vice
                                     President of Finance and Operations and Chief Financial
                                     Officer of Xionics Document Technologies, Inc. from 1991
                                     to 1998

------------------------

(1) Member of Nominating Committee.

(2) Member of Compensation Committee.

(3) Member of Audit Committee.

(4) Member of Executive Committee.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

    Mr. McConnaughy was the Chairman of the Board of the Excellence Group, LLC, which filed a petition for Bankruptcy under Chapter 11 of the U.S. Federal bankruptcy laws in January 1999. The Excellence Group's subsidiaries produced labels for a variety of customer

THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors met five times during 2000. One director, George Gilder, attended three of the five meetings, which is fewer than 75 percent of the aggregate number of meetings of the Board and the Board Committees on which the directors served. The Board Committees include an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee.

    AUDIT COMMITTEE

    The members of the Audit Committee are Messrs. McConnaughy, Bagalay and Bushnell each of whom is independent of management and free from relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. The Audit Committee reviews the services provided by the Company's independent auditors, consults with the independent auditors on audits and proposed audits of the Company, and reviews the need for internal auditing procedures and the adequacy of the Company's internal control systems. In 2000, the Audit Committee held three meetings.

    COMPENSATION COMMITTEE

    The members of the Compensation Committee are Messrs. McConnaughy and Bagalay. The Compensation Committee administers the Company's stock option plans, reviews and recommends compensation levels of the Company's executive officers. In 2000, the Compensation Committee held two meetings.

    NOMINATING COMMITTEE

    The members of the Nominating Committee are Messrs. Bagalay, McConnaughy and Peter J. Sprague. The Nominating Committee establishes procedures for identifying potential candidates for appointment or election as directors, reviews and makes recommendations regarding the criteria for Board membership, and proposes nominees for election at the annual meeting and candidates to fill Board vacancies. The Nominating Committee will consider recommendations for nominees from any stockholder who is entitled to vote for the election of directors. Stockholders should send recommendations of candidates for nomination for the 2002 slate of directors, in writing, no later than December 31, 2001 to the Company's Secretary, 480 Pleasant Street, Lee, Massachusetts 01238. Recommendations must be accompanied by the consent of the individual being recommended to be nominated, to be elected and to serve. The submission also should include a statement of the candidate's business experience and other business affiliations. In 2000, the Nominating Committee held one meeting.

    EXECUTIVE COMMITTEE

    The members of the Executive Committee are Messrs. Bagalay, Gilder, McConnaughy and Peter J. Sprague. The Executive Committee assists the Chairman of the Company in the absence of a meeting of all members of the Board of Directors. The Executive Committee brings material matters to the attention of the Board of Directors and prepares the deliberation process of the Board of Directors, thus accelerating vital decisions for the Company. However, the Board of Directors did not delegate its full power to the Executive Committee and asked that the Executive Committee include all members of the Board of Directors in major decisions affecting the Company. In 2000, the Executive Committee held no meetings.

DIRECTOR COMPENSATION

    Each director who is not an employee of the Company received cash compensation of $30,000 for serving on the Board of Directors in 2000 and was paid $1,000 for each meeting attended. Under the Company's Non-Employee Directors Stock Option Plan, each director who is not an employee of the Company receives an initial grant of options to purchase 12,000 shares of Class A Common Stock and an annual grant to purchase 10,000 shares of Class A Common Stock at fair market value. The options are granted at the time directors are appointed to the board and upon re-election after the annual meeting of the stockholders; and vest the day following the grant. Options terminate upon the earliest to occur of (i) three months after the optionee ceases to be a director of the Company, (ii) one year after the death or disability of the optionee, and
(iii) ten years after the date of grant. If there is a change of control of the Company, all outstanding stock options will become immediately exercisable.

                             AUDIT COMMITTEE REPORT

CHARTER

The audit committee is governed by a charter which is set forth below:

        AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF WAVE SYSTEMS CORP.

                                    CHARTER

    I.  PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

       Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

       Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

       Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

    II.  COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board. The Committee's membership will meet the requirements of the audit committee policy of the National Association of Securities Dealers' listing standards. Accordingly, all of the members shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

    The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

    III.  MEETINGS

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with IV.4 below.

    IV.  RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

    DOCUMENTS/REPORTS REVIEW

      1. Review and update this Charter periodically, at least annually, as conditions dictate.

      2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

      3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

      4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

    INDEPENDENT ACCOUNTANTS

      5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

      6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

      7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

    FINANCIAL REPORTING PROCESSES

      8. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

      9. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

    PROCESS IMPROVEMENT

     11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgment made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     12. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     13. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

     14. Review with the independent accountants, the internal auditing department and management to the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

    ETHICAL AND LEGAL COMPLIANCE

     15. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

     16. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public, satisfy legal requirements.

     17. Review activities, organizational structure, and qualifications of the internal audit department.

     18. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

     19. Review with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

     20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

REPORT TO STOCKHOLDERS

    The Audit Committee met with members of the Company's management team to review and discuss the audited financial statements as well as the unaudited quarterly financial statements. The Audit Committee received from the independent auditors disclosures regarding the auditors' independence required by Independence Standard No. 1. In addition, the Audit Committee discussed with the auditors the auditors' independence and other matters required to be discussed by Statement on Auditing Standards No. 61. Based on this information and these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

    AUDIT FEES

    Aggregate fees billed to the Company for the annual audit and the quarterly reviews or the consolidated financial statements totaled approximately $230,000.

    ALL OTHER FEES

    Aggregate fees billed to the Company for services rendered by the Company's independent accountants other than those billed for the annual audit and the quarterly reviews of the consolidated financial statements totaled $58,000. The audit committee believes that the provision of non-audit services during the 2000 fiscal year does not affect the accountants' ability to maintain independence with respect to the Company.

                                          AUDIT COMMITTEE
                                          John E. McConnaughy
                                          John E. Bagalay Jr.
                                          Nolan Bushnell

                             EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE

    The following table sets forth information with respect to the compensation paid or awarded by the Company to the Chief Executive Officer and the other executive officers whose cash compensation exceeded $100,000. (collectively, the "Named Executive Officers") for services rendered in all capacities during 1998, 1999 and 2000.

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                   -----------------
                                                                                       NUMBER OF
                                                            ANNUAL COMPENSATION         SHARES
                                                            --------------------      UNDERLYING
NAME AND PRINCIPAL POSITION                        YEAR     SALARY($)   BONUS($)      OPTIONS(#)
---------------------------                      --------   ---------   --------   -----------------
Peter J. Sprague(1)............................    2000     $185,000    $150,000        100,000
  CHAIRMAN                                         1999     $185,000    $150,000        100,000
                                                   1998     $182,917    $150,000        895,505

Steven Sprague(2)..............................    2000     $250,000    $250,000        500,000
  PRESIDENT AND CHIEF EXECUTIVE OFFICER            1999     $180,000    $150,000        100,000
                                                   1998     $177,500    $150,000        954,505

Gerard T. Feeney(3)............................    2000     $185,000    $150,000        100,000
  SENIOR VICE PRESIDENT, CHIEF FINANCIAL           1999     $160,000    $120,000        100,000
  OFFICER AND SECRETARY                            1998     $ 90,359    $ 65,000        450,000

------------------------

(1) Mr. Peter Sprague was awarded a bonus of $150,000 that was paid in 2000 and was fully applied to his outstanding loans with the Company. He also received a bonus for $150,000 in 1998, $75,000 was received in cash and $75,000 was applied to reduce his loans from the Company (see Item 13).

(2) Mr. Steven Sprague was elected President and Chief Executive Officer of the Company on June 26, 2000. Previously, Mr. Sprague was President and Chief Operating Officer of the Company from May 23, 1996 until he was elected Chief Executive Officer.

(3) Mr. Gerard T. Feeney was hired as Senior Vice President, Finance and Administration and Chief Financial Officer on June 8, 1998 and was elected Secretary on February 25, 1999.

    OPTION GRANTS TABLE

    The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 2000 by the Company to the Named Executive Officers.

                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                           AT ASSUMED ANNUAL RATES
                                    NUMBER OF     % OF TOTAL                                   OF STOCK PRICE
                                     SHARES        OPTIONS                                 APPRECIATION FOR OPTION
                                   UNDERLYING     GRANTED TO    EXERCISE                          TERM (1)
                                     OPTIONS     EMPLOYEES IN   PRICE ($/   EXPIRATION   ---------------------------
NAME                               GRANTED (#)   FISCAL YEAR     SHARE)        DATE         5% ($)        10% ($)
----                               -----------   ------------   ---------   ----------   ------------   ------------
Peter J. Sprague.................    100,000          2.9%       $12.19       1/20/10     $  766,623     $1,942,772
Steven Sprague...................    250,000          7.3%       $12.19       1/20/10     $1,916,556     $4,856,930
Steven Sprague...................    250,000          7.3%       $14.97       6/26/10     $2,353,481     $5,964,183
Gerard T. Feeney.................    100,000          2.9%       $12.19       1/20/10     $  766,623     $1,942,772

------------------------

(1) The potential realizable value of the options reported above was calculated by assuming 5% and 10% compounded annual rates of appreciation of the common stock from the date of grant of the options until the expiration of the options, based upon the market price on the date of grant. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the common stock.

    FISCAL YEAR END OPTION VALUE TABLE

    The following table sets forth information regarding the aggregate number and value of options held by the Named Executive Officers as of December 31, 2000, and the aggregate number and value of options exercised by the Named Executive Officers during 2000.

                                                                  NUMBER OF SHARES
                                    SHARES                     UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                                   ACQUIRED       VALUE        OPTIONS AT DECEMBER 31,        THE-MONEY OPTIONS AT
                                  ON EXERCISE    RECEIVED              2000(#)               DECEMBER 31, 2000($)(1)
                                  -----------   ----------   ---------------------------   ---------------------------
NAME                                                         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                                         -----------   -------------   -----------   -------------
Peter J. Sprague................    175,000     $3,085,250     487,333        465,167       $609,159       $577,744
Steven Sprague..................     80,000      2,695,200     556,666        884,834        920,956        675,576
Gerard T. Feeney................    200,000      4,884,500     133,334        316,666        116,667        183,333

------------------------

(1) The last reported bid price for the Company's Class A Common Stock on December 31, 2000 was $4.50 per share. Value is calculated on the basis of the difference between the respective option exercise prices and $4.50, multiplied by the number of shares of common stock underlying the respective options.

    EMPLOYMENT CONTRACTS

    The Company has an employment agreement with Steven Sprague that provides that Mr. Sprague shall serve as President and Chief Executive Officer of the Company for consecutive one year terms unless either party provides written notice to the other of its/his intention not to renew the contract not less than sixty (60) days prior to the expiration of the then current term. The agreement provides that Mr. Sprague will be paid a minimum base salary of $185,000 per year subject to increase from time to time as determined by action of the Board of Directors. The Agreement also provides that Mr. Sprague will be entitled to operational bonuses based on performance. See "Report of the Compensation Committee--Base Salaries and Bonuses for 2000". In the event that Mr. Sprague's employment is terminated without cause or in certain other circumstances, Mr. Sprague will be paid a lump sum in an amount equal to three (3) year's annual base salary then in effect, and continue health insurance and other benefits for a period equal to the remaining Term of Employment then in effect. This agreement also contains a two-year post termination covenant not to compete.

    The Company also has an employment agreement with Gerard T. Feeney that provides that Mr. Feeney shall serve as Senior Vice President, Finance and Administration and Chief Financial Officer of the Company for consecutive one-year terms unless either party provides written notice to the other of its/his intention not to renew the contract not less than sixty (60) days prior to the expiration of the then current term. The agreement provides that Mr. Feeney will be paid a minimum base salary of $160,000 per year subject to increase from time to time as determined by action of the Board of Directors. The Agreement also provides that Mr. Feeney will be entitled to operational bonuses based on performance. See "Report of the Compensation Committee--Base Salaries and Bonuses for 2000". In the event that Mr. Feeney's employment is terminated without cause or in certain other circumstances, Mr. Feeney will be paid a lump sum in an amount equal to one (1) year's annual base salary then in effect, and guaranteed portion of bonus, benefits and similar relocation package. However in the event Mr. Feeney secures employment elsewhere during the one year period subsequent to termination, severance pay will stop once employment has begun with the new employer. In addition, Mr. Feeney's options will continue to vest for at least one year from the termination date and for the portion of time greater than one year and up to his next anniversary vesting period. This agreement also contains a two-year post termination covenant not to compete.

    COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the Compensation Committee of the Company were officers or employees of the Company, nor was any executive officer of the Company a director or member of the compensation committee of any entity, of which an executive officer or director served on the Compensation Committee of the Company.

REPORT OF THE COMPENSATION COMMITTEE

GENERAL

    The Compensation Committee of the Board of Directors (the "Committee") is comprised of non-employee directors. The current members of the Committee are Messrs. McConnaughy and Bagalay. The Committee reviews and recommends to the Board of Directors compensation levels for the Company's executive officers, and administers the Company's stock option plans, including the awarding of grants thereunder.

COMPENSATION PHILOSOPHY

    Executive compensation is heavily tied to corporate performance through the granting of stock options. As a development stage company, the Company has sought to contain costs with low cash salaries and bonuses.

    The Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") since the Company has not and does not currently anticipate paying cash compensation in excess of $1 million per annum to any employee. The Company intends to administer its stock option plans in accordance with Section 162(m) of the Code.

BASE SALARIES AND BONUSES FOR 2000

    Base salaries for 2000 remained substantially lower than levels in the competitive marketplace for executives with comparable experience, consistent with the Company's position as a development stage company. As part of the Company's compensation policy of meeting defined goals and objectives, the Company awarded the following bonuses to the Named Executive Officers: $150,000 to Mr. Peter J. Sprague, Chairman; $250,000 to Mr. Steven Sprague, President and Chief Executive Officer; and $150,000 to Mr. Gerard T. Feeney, Senior Vice President, Chief Financial Officer and Secretary.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Compensation of the Chief Executive Officer was determined in accordance with the criteria set forth above. The Committee believes that CEO compensation was appropriately based upon the Company's financial position and performance in that the Company has met or exceeded its key objectives in terms of obtaining adequate funding, developing its technology and establishing key strategic relationships which will enable the Company to reach its ultimate deployment goals.

                                          Respectfully submitted,
                                          Compensation Committee
                                          John E. McConnaughy, Jr.
                                          John E. Bagalay, Jr.

PERFORMANCE GRAPH

    The following line graph compares the Company's cumulative total return to stockholders with the cumulative total return of the Nasdaq Market Value Index and the Computer Related Services SIC Code Index from December 31, 1995 through December 31, 2000. These comparisons assume the investment of $100 on December 31, 1995 and the reinvestment of dividends. The stock performance on the graph is not necessarily indicative of future stock price performance.

                               WAVE SYSTEMS CORP.
             COMPARISON OF CUMULATIVE TOTAL RETURN TO STOCKHOLDERS
                  DECEMBER 31, 1995 THROUGH DECEMBER 31, 2000

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                            1995   1996    1997    1998    1999    2000
Wave Systems Corp.           100   79.55   40.91  137.48  434.09  163.63
Peer Group (SIC Code 7379)   100  181.74  192.45  405.53  828.69  109.59
NASDAQ Stock Market          100  124.27     152  214.39  378.12  237.66

                                           PEER GROUP
                          WAVE SYSTEMS   (SIC CODE 7379)   NASDAQ MARKET
                          ------------   ---------------   -------------
12/31/95................     100.00          100.00           100.00
12/31/96................      79.55          181.74           124.27
12/31/97................      40.91          192.45           152.00
12/31/98................     137.48          405.53           214.39
12/31/99................     434.09          828.69           378.12
12/31/00................     163.63          109.59           237.66

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons owning more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of equity securities of the Company. Such persons are also required to furnish the Company with copies of all such forms.

    Based solely upon a review of the copies of such forms furnished to the Company and, in certain cases, written representations that no Form 5 filings were required, the Company believes that, with respect to the 2000 fiscal year, all required Section 16(a) filings were made.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NOTE RECEIVABLE FROM DIRECTOR/OFFICER

    On March 26, 2001 the Company made a personal loan to Mr. Gerard T. Feeney, Senior Vice President, Chief Financial Officer and Secretary of the Company as evidenced by a demand note for $250,000, which sum is due and payable to the Company on March 26, 2002 and bears interest at a rate per annum equal to 1% over the prime interest rate.

    On February 27, 2001, the Company made a personal loan to Mr. Peter J. Sprague, Chairman of the Company as evidenced by a demand note for $713,320, which sum is due and payable to the Company on February 27, 2002 and bears interest at a rate per annum equal to 1% over the prime rate of interest.

    On November 16, 1992, the Company made a personal loan to Mr. Peter J. Sprague, Chairman and former Chief Executive Officer of the Company, as evidenced by a note for $150,000, which sum was due and payable to the Company on January 16, 1993 and which bore interest at the rate of ten percent (10%) per annum. On the due date, the note was canceled and the total amount owed was "rolled-over" into a subsequent note, dated May 12, 1993 for $150,000, plus accrued interest. The note was due on demand by the Company and accrued interest at the rate of 10% per annum. On April 22, 1993, the Company made an additional loan to Mr. Peter Sprague for $23,175 as evidenced by a subsequent note, which is due on demand by the Company and which bears interest at a rate of 10% per annum. All of these loans were made to Mr. Sprague for personal reasons. The notes were secured by a pledge of 67,000 shares of Class B Common Stock. Of
Mr. Sprague's $150,000 bonus for 1998, $75,000 was applied against his indebtedness to the Company. As of December 31, 1999, Mr. Sprague's aggregate indebtedness (including accrued interest) to the Company under the notes totaled $154,160. During March 2000 the entire note was paid. No demand has been made as of the date hereof.

WAVEXPRESS

    In April 1999, the Company joined with Sarnoff Corporation to announce the formation of a new joint venture, WaveXpress. On October 15, 1999 Wave and Sarnoff signed a Joint Venture Agreement which formally established WaveXpress. Under this agreement Sarnoff and affiliates received a 40% equity stake in WaveXpress. Wave and its affiliates that purchased founders stock in April 1999 own the remaining 60% of the outstanding capital stock. The affiliates of Wave include Peter Sprague and Steven Sprague, the Chief Executive Officer and President of Wave, respectively, certain members of the Board of Directors of Wave and certain employees of Wave. This affiliate group purchased for a nominal amount, founders stock representing, in the aggregate, 7% of the outstanding capital stock of WaveXpress. Wave is currently funding WaveXpress through a series of convertible notes. Through December 31, 2000, Wave has loaned WaveXpress approximately $16.8 million. Neither Sarnoff nor any of the other minority shareholders are obligated to provide any funding to the venture.

AMENDED AND RESTATED LICENSE AGREEMENT AND ASSIGNMENT

    Pursuant to an Amended and Restated License Agreement, dated February 14, 1994, and related Patent Assignment and Security Agreement, Mr. Peter J. Sprague assigned his interest in a patent for the metering and usage of serial data information to the Company in exchange for a non-terminable royalty interest. The Company has agreed to pay royalties to Mr. Sprague in an amount equal to 2% of the gross revenues (less actual amounts paid to information, database and content providers, hardware manufacturers and suppliers, search and retrieval software suppliers, consolidators of information and network providers) derived from the Company's technology based on the patent. The royalty payments are allocated 75% to Mr. Sprague and 25% to one of our former officers, and are secured by a security interest in the patent.

LICENSE AND CROSS-LICENSE AGREEMENT

    On May 1, 1992, the Company entered into a Joint Technology Development Agreement and License and Cross-License Agreement with The Titan Corporation whereby Titan granted to the Company license rights to the use of certain patents which are co-owned by Titan. Dr. Gene W. Ray, a former director of the Company, is a director, President and Chief Executive Officer of Titan. The Company granted to Titan the exclusive right to make for, sell in, and lease in a "Retained Market," as defined in the agreement, the subject matter described in any Company patent. The Retained Market is defined generally as the market for "Government Information," as defined in the agreement, used solely by a government entity, and the market for products used to access such information. On February 28, 1997 the Company and Titan executed an addendum to the License and Cross-License Agreement whereby the Company received a sole license to the licensed patent to develop and distribute products to the in-home consumer microcomputer market segment.

    Under this addendum to the License and Cross-License Agreement, Titan waived any and all defaults by the Company under the License and Cross-License Agreement occurring prior to February 28, 1997.

COMPENSATION TO MICHAEL SPRAGUE

    Since November 1, 1999 Michael Sprague has served as Vice President of Services Development at the Company's subsidiary, WaveXpress. His annual salary for serving in this capacity is $120,000 per year. Mr. Michael Sprague is the son of Mr. Peter J. Sprague, the Chairman and former Chief Executive Officer of the Company.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors does not know of any other matters which may come before the Annual Meeting. If any other matters properly come before the meeting, the accompanying proxy confers discretionary authority with respect to any such matters, and the persons named in the accompanying proxy intend to vote in accordance with their best judgment on such matters.

    All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to this solicitation, officers, directors and regular employees of the Company, without any additional compensation, may solicit proxies by mail, telephone or personal contact. Kissel-Blake Inc. may be retained to assist in the solicitation of proxies for a negotiated fee plus reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokerage houses and other nominees for their reasonable expenses in sending proxy materials to their principals.

    The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals for inclusion in the proxy materials for the 2002 Annual Meeting should be addressed to the Company's Secretary, Gerard T. Feeney, 480 Pleasant Street, Lee, Massachusetts 01238 and must be received by
January 26, 2002. In addition, the Company's By-laws currently require that for business to be properly brought before an annual meeting by a stockholder, regardless of whether included in the Company's proxy statement, the stockholder must give written notice of his or her intention to propose such business to the Secretary of the Company, which notice must be delivered to, or mailed and received at, the Company's principal executive offices not less than sixty
(60) days and not more than ninety (90) days prior to the scheduled annual meeting (except that if less than seventy (70) days' notice of the date of the scheduled annual meeting is given, notice by the stockholder may be delivered or received not later than the tenth (10th) day following the day on which such notice of the date of the scheduled annual meeting is given). Such notice must set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder; and
(iv) any material interest of the stockholder in such proposal. The By-laws further provide that the chairman of the annual meeting may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.

                                          By Order of the Board of Directors,

                                          /s/ Gerard T. Feeney
                             ---------------------------------------------------

                                          Gerard T. Feeney
                                          SECRETARY
                                          Wave Systems Corp.
                                          Lee, Massachusetts

May 25, 2001

    THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (WITHOUT EXHIBITS). REQUESTS SHOULD BE MADE TO WAVE SYSTEMS CORP., ATTENTION: MR. GERARD T. FEENEY, 480 PLEASANT STREET, LEE, MASSACHUSETTS 01238.

                               WAVE SYSTEMS CORP.

                                      PROXY
      For the 2001 Annual Meeting of the Stockholders of Wave Systems Corp.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Gerard T. Feeney, with power to act alone and with full power of substitution, as proxy to vote the shares that the undersigned is entitled to vote at the 2001 Annual Meeting of the Company to be held at The New York Helmsley Hotel, 212 East 42nd Street, New York, New York, on Monday, June 25, 2001, commencing at 4 p.m., and at any adjournments thereof with all the powers the undersigned would possess if personally present, as specified on the ballot below on the matters listed below and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies given by the undersigned with respect to the shares covered hereby.

                  (Continued and to be signed on Reverse Side)

                                  Please date,
                               sign and mail your
                               proxy card back as
                                soon as possible!

                       2001 Annual Meeting of Stockholders
                               WAVE SYSTEMS CORP.

                                  June 25, 2001


                 Please Detach and mail in the Envelope Provided

The Board of Directors recommends a vote FOR the proposal listed below. Please mark your vote with an "X", as in this example: [X]

1.       Election of Directors:

[ ] FOR all nominees listed: Peter J. Sprague, John E. Bagalay, Jr., Nolan Bushnell, George Gilder, John E. McConnaughy, Jr., Michael Seedman and Steven Sprague except vote withheld from following nominees listed in space below (if any):

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

[ ] VOTE WITHHELD FOR all nominees
[ ] ABSTAIN


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND [_] NOTE AT LEFT

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Dated:  ____________, 2001

                                              ----------------------------------
                                              Signature


NOTE: THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD GIVE FULL TITLE AS SUCH. FOR JOINT ACCOUNTS, EACH OWNER SHOULD SIGN. IF THE SIGNER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER.